EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations Akamai Technologies 617-444-3635 ntemple@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2010 AND

FULL-YEAR 2010 FINANCIAL RESULTS

•	Fourth quarter revenue grew to $284.7 million, up 12 percent from the prior quarter and 19 percent year-over-year, and annual revenue increased 19 percent year-over-year to $1,023.6 million

•

Fourth quarter GAAP net income increased 32 percent quarter-over-quarter and 31 percent year-over-year to $52.5 million, or $0.27 per diluted share, and full-year GAAP net income increased 17 percent year-over-year to $171.2 million, or $0.90 per diluted share

•

Fourth quarter normalized net income* increased 19 percent quarter-over-quarter and 22 percent year-over-year to $76.5 million, or $0.40 per diluted share, and full-year normalized net income* increased 19 percent year-over-year to $271.7 million, or $1.43 per diluted share

•	Full-year cash from operations of $402.5 million: year-end cash, cash equivalents and marketable securities of over $1.2 billion

CAMBRIDGE, Mass. – February 9, 2011 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading provider of cloud optimization services, today reported financial results for the fourth quarter and full-year ended December 31, 2010. Revenue for the fourth quarter 2010 was $284.7 million, a 12 percent increase over third quarter revenue of $253.6 million, and a 19 percent increase over fourth quarter 2009 revenue of $238.3 million. Total revenue for 2010 was $1,023.6 million, a 19 percent increase over 2009 revenue of $859.8 million.

“With strength across cloud computing and online digital media solutions, Akamai completed its first $1 billion revenue year in 2010,” said Paul Sagan, CEO of Akamai. “With our unique, distributed network and growing portfolio of solutions, we believe we are well positioned to help our customers grow as use of cloud computing, online commerce, software-as-a-service, and online media continue to proliferate around the world.”

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2010 was $52.5 million, or $0.27 per diluted share. Full-year GAAP net income for 2010 was $171.2 million, or $0.90 per diluted share.

The Company generated normalized net income* of $76.5 million, or $0.40 per diluted share, in the fourth quarter of 2010, a 19 percent increase over prior quarter normalized net income of $64.2 million, or $0.34 per diluted share, and a 22 percent increase over fourth quarter 2009 normalized net income of $62.9 million, or $0.34 per diluted share. Full-year normalized net income grew 19 percent year-over-year to $271.7 million, or $1.43 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

Adjusted EBITDA* for the fourth quarter of 2010 was $129.2 million, up from $114.1 million in the prior quarter, and $111.6 million in the fourth quarter of 2009. Adjusted EBITDA margin for the fourth quarter was 45 percent, consistent with the prior quarter and 2 points below the same period last year. For the full year, adjusted EBITDA was $473.6 million, up from $405.2 million in 2009. Full-year adjusted EBITDA margin in 2010 was at 46 percent, down a point from 2009. (*See Use of Non-GAAP Financial Measures below for definitions.)

Full-year cash from operations was $402.5 million, or 39 percent of revenue, down 5 percent from the prior year. At year end, the Company had over $1.2 billion of cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 18 percent and 27 percent, respectively, of revenue for the fourth quarter 2010.

During the fourth quarter of 2010, under a share repurchase program that was approved by the Board of Directors in April 2009 and extended in April 2010, the Company repurchased approximately 560,000 shares of common stock for $26.9 million at an average price of $48.06 per share. As of December 31, 2010, the Company had repurchased 5.8 million shares of common stock for $158.3 million at an average price of $27.38 per share

The Company had approximately 186.6 million shares of common stock outstanding as of December 31, 2010.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-800-884-5695 (or 1-617-786-2960 for international calls) and using passcode No. 30950348. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 44458971.

About Akamai

Akamai® provides market-leading, cloud-based services for optimizing Web and mobile content and applications, online HD video, and secure e-commerce. Combining highly-distributed, energy-efficient computing with intelligent software, Akamai’s global platform is transforming the cloud into a more viable place to inform, entertain, advertise, transact and collaborate. To learn how the world’s leading enterprises are optimizing their business in the cloud, please visit www.akamai.com and follow @Akamai on Twitter.

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Dec. 31, 2010	Dec. 31, 2009
Assets
Cash and cash equivalents	$231,866	$181,305
Marketable securities	374,733	384,834
Restricted marketable securities	272	602
Accounts receivable, net	175,366	154,269
Deferred income tax assets, current portion	28,201	8,514
Prepaid expenses and other current assets	48,029	31,649

Current assets	858,467	761,173
Marketable securities	636,486	494,707
Restricted marketable securities	45	36
Property and equipment, net	255,929	182,404
Goodwill and other intangible assets, net	515,370	517,620
Other assets	11,153	4,416
Deferred income tax assets, net	75,226	127,154

Total assets	$2,352,676	$2,087,510

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$120,046	$92,563
Other current liabilities	25,105	34,975
Convertible notes, current portion	—	199,755

Current liabilities	145,151	327,293
Other liabilities	29,920	21,495

Total liabilities	175,071	348,788
Stockholders’ equity	2,177,605	1,738,722

Total liabilities and stockholders’ equity	$2,352,676	$2,087,510

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009

Revenues	$284,688	$253,551	$238,305	$1,023,586	$859,773

Costs and operating expenses:
Cost of revenues * †	86,277	77,812	67,580	303,403	249,938
Research and development *	13,775	14,235	12,520	54,766	43,658
Sales and marketing *	66,230	55,603	51,608	226,704	179,421
General and administrative * †	41,793	42,729	40,233	167,779	146,100
Amortization of other intangible assets	4,267	4,130	4,142	16,657	16,722
Restructuring charge	—	—	—	—	454

Total costs and operating expenses	212,342	194,509	176,083	769,309	636,293

Operating income	72,346	59,042	62,222	254,277	223,480

Interest income, net	(2,793)	(2,636)	(2,841)	(10,862)	(13,132)
Loss on early extinguishment of debt	5	—	—	299	—
Gain on investments, net	—	—	(2)	—	(457)
Other loss (income), net	1,149	1,366	496	2,468	(163)

Income before provision for income taxes	73,985	60,312	64,569	262,372	237,232
Provision for income taxes	21,475	20,603	24,489	91,152	91,319

Net income	$52,510	$39,709	$40,080	$171,220	$145,913

Net income per share:
Basic	$0.29	$0.22	$0.23	$0.97	$0.85
Diluted	$0.27	$0.21	$0.21	$0.90	$0.78

Shares used in per share calculations:
Basic	183,362	181,457	170,936	177,309	171,425
Diluted	191,837	191,271	188,621	190,650	188,658

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009

Cash flows from operating activities:
Net income	$52,510	$39,709	$40,080	$171,220	$145,913

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	39,179	36,542	32,783	143,749	123,334
Stock-based compensation	18,495	18,589	16,798	76,468	58,797
Provision for deferred income taxes, net	(37,080)	22,287	19,922	29,818	81,706
Excess tax benefits from stock-based compensation	(6,594)	(9,456)	(865)	(28,973)	(2,236)
(Gain) loss on investments and disposal of property and equipment, net	(205)	22	(24)	(428)	(391)
Gain on divesture of certain assets	—	—	—	—	(1,062)
Provision for doubtful accounts	(561)	662	2,466	1,546	6,727
Non-cash portion of loss on early extinguishment of debt	5	—	—	299	—
Changes in operating assets and liabilities:
Accounts receivable	(17,221)	10,064	(5,054)	(23,563)	(1,159)
Prepaid expenses and other current assets	29,304	(1,109)	5,707	(12,089)	(5,020)
Accounts payable, accrued expenses and other current liabilities	32,600	8,695	13,692	53,173	10,255
Accrued restructuring	(450)	(74)	(45)	(617)	(1,067)
Deferred revenue	(2,328)	(5,807)	3,610	(9,454)	5,871
Other noncurrent assets and liabilities	2,705	(2,161)	(4,201)	1,306	2,744

Net cash provided by operating activities	110,359	117,963	124,869	402,455	424,412

Cash flows from investing activities:
Cash paid for acquired business, net of cash received	(458)	(200)	—	(12,668)	(5,779)
Proceeds from the divesture of certain assets	—	—	—	—	1,350
Purchases of property and equipment and capitalization of internal-use software costs	(48,700)	(42,058)	(29,244)	(192,045)	(108,147)
Proceeds from sales and maturities of short- and long-term marketable securities	226,651	284,460	148,801	1,015,833	545,103
Purchases of short- and long-term marketable securities	(246,406)	(285,408)	(259,557)	(1,146,493)	(790,351)
Proceeds from the sale of property and equipment	124	14	61	176	93
Increase in other investments	—	—	—	(500)	—
Decrease in restricted investments held for security deposits	330	—	—	338	233

Net cash used in investing activities	(68,459)	(43,192)	(139,939)	(335,359)	(357,498)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	13,830	10,953	7,965	45,776	21,724
Excess tax benefits from stock-based compensation	6,594	9,456	865	28,973	2,236
Repurchase of common stock	(27,299)	(22,505)	(14,929)	(92,425)	(66,497)

Net cash used in financing activities	(6,875)	(2,096)	(6,099)	(17,676)	(42,537)

Effects of exchange rate changes on cash and cash equivalents	(726)	4,386	(328)	1,141	854

Net increase (decrease) in cash and cash equivalents	34,299	77,061	(21,497)	50,561	25,231
Cash and cash equivalents, beginning of period	197,567	120,506	202,802	181,305	156,074

Cash and cash equivalents, end of period	$231,866	$197,567	$181,305	$231,866	$181,305

	Three Months Ended			Year Ended
	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009

Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$696	$702	$613	$2,806	$2,195
Research and development	3,317	3,687	3,364	14,539	10,967
Sales and marketing	8,863	8,862	7,560	35,525	27,411
General and administrative	5,619	5,338	5,261	23,598	18,224

Total stock-based compensation	$18,495	$18,589	$16,798	$76,468	$58,797

Depreciation and amortization:
Network-related depreciation	$28,807	$26,504	$22,737	$103,071	$84,027
Capitalized stock-based compensation amortization	1,987	1,817	1,851	7,509	6,413
Other depreciation and amortization	4,068	4,028	3,843	16,005	15,331
Amortization of other intangible assets	4,267	4,130	4,142	16,657	16,722

Total depreciation and amortization	$39,129	$36,479	$32,573	$143,242	$122,493

Capital expenditures:
Purchases of property and equipment	$39,684	$33,145	$22,462	$159,275	$80,917
Capitalized internal-use software	9,016	8,913	6,782	32,770	27,230
Capitalized stock-based compensation	2,221	1,918	1,755	7,818	6,280

Total capital expenditures	$50,921	$43,976	$30,999	$199,863	$114,427

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$53,197	$77,930	$88,208	$181,918	$289,857

End of period statistics:
Number of customers under recurring contract	3,483	3,438	3,122
Number of employees	2,200	2,108	1,750
Number of deployed servers	84,259	77,885	61,553

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt and gains on legal settlements. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “fully taxed normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments and loss on early extinguishment of debt. Akamai considers fully taxed normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “fully taxed normalized net income per share” as fully taxed normalized net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations. Akamai considers fully taxed normalized net income per share to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and fully taxed normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Fully taxed normalized net income and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2010	2010	2009	2010	2009

Net income	$52,510	$39,709	$40,080	$171,220	$145,913

Amortization of other intangible assets	4,267	4,130	4,142	16,657	16,722
Stock-based compensation	18,495	18,589	16,798	76,468	58,797
Amortization of capitalized stock-based compensation	1,987	1,817	1,851	7,509	6,413
Gain on investments, net	—	—	(2)	—	(457)
Utilization of tax NOLs/credits *	—	—	—	—	—
Loss on early extinguishment of debt	5	—	—	299	—
Acquisition related costs (benefits)	(760)	—	—	(415)	—
Restructuring charge	—	—	—	—	454

Total fully taxed normalized net income:	76,504	64,245	62,869	271,738	227,842

Interest income, net	(2,793)	(2,636)	(2,841)	(10,862)	(13,132)
Provision for income taxes	21,475	20,603	24,489	91,152	91,319
Depreciation and amortization	32,875	30,532	26,580	119,076	99,358
Other loss (income), net	1,149	1,366	496	2,468	(163)

Total Adjusted EBITDA:	$129,210	$114,110	$111,593	$473,572	$405,224

Fully taxed normalized net income per share:
Basic	$0.42	$0.35	$0.37	$1.53	$1.33
Diluted	$0.40	$0.34	$0.34	$1.43	$1.22

Shares used in fully taxed normalized per share calculations:
Basic	183,362	181,457	170,936	177,309	171,425
Diluted	191,837	191,271	188,621	190,650	188,658

* Previously reported Utilization of tax NOLs/credits	$—	$—	$22,553	$—	$84,203

# # #

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and the markets in which we operate, the strength of our business model and cost structure and the superiority of our service offerings. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, inability to continue to generate positive cash flow, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.